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                                                                     EXHIBIT 5.1

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              NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.

                     999 PEACHTREE STREET, N.E.                            OTHER OFFICES:
                          FIRST UNION PLAZA                         CHARLESTON, SOUTH CAROLINA
                             SUITE 1400                             CHARLOTTE, NORTH CAROLINA
                                                                     COLUMBIA, SOUTH CAROLINA
                       ATLANTA, GEORGIA 30309                       GREENVILLE, SOUTH CAROLINA
                                                                    MYRTLE BEACH, SOUTH CAROLINA
                      TELEPHONE (404) 817-6000
                      FACSIMILE (404) 817-6050

                            www.nmrs.COM
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                                February 2, 1999


Professional Transportation Group Ltd., Inc.
495 Lovers Lane Rd.
Calhoun, Georgia  30701

Ladies and Gentlemen:


         We have acted as counsel to Professional Transportation Group Ltd., Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 1,800,000 shares (the "Shares") of the Company's common stock, no par value per share by the selling securityholders named in the Registration Statement, including (i) up to 500,000 shares that they may acquire upon conversion of the Company's 9% Convertible Debentures and (ii) up to 1,300,000 shares that they may acquire upon exercise of warrants to purchase shares of common stock. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.


         This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which is incorporated herein by reference.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                     Very truly yours,


                                     NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.